 Exhibit 10.1

SUBORDINATED CONVERTIBLE NOTE

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.

Socket Mobile, Inc.

SUBORDINATED CONVERTIBLE NOTE

Issuance Date: [Date funds received]	Principal Amount: U.S. $_______________

FOR VALUE RECEIVED, Socket Mobile, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [Note holder], or its registered assigns (“Holder”) the amount of [$_______], (the “Principal”) when due, whether by repayment in cash at the Maturity Date of August 1, 2014 or being called by the note holder on or after February 1, 2013, or upon conversion into common stock, and to pay interest (“Interest”) on any outstanding Principal at a simple Interest Rate of eight percent (8%) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether in cash at the Maturity Date or upon calling of the note and/or accrued interest or upon conversion into common stock. This Subordinated Convertible Note (including all Subordinated Convertible Notes issued in exchange or replacement hereof, this “Note”) is issued pursuant to a Socket Mobile Board of Directors resolution dated November 5, 2012 approving the issuance of the notes by the Company.

1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal. The Note Holder shall have the right, on or after February 1, 2013, to call for repayment of any or all of the note principal. Such call shall be made in writing to the Chief Financial Officer. Repayment shall be made no later than three business days following receipt of the repayment call notice.

2. INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be payable on the Maturity Date. Interest Rate shall be eight percent (8%) simple interest. The Note Holder shall have the right, on or after February 1, 2013, to call for repayment of any or all of the note interest. Such call shall be made in writing to the Chief Financial Officer. Repayment shall be made no later than three business days following receipt of the repayment call notice.

3. CONVERSION OF NOTES. This Note and accrued interest shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock at any time on or prior to the Maturity Date at the option of the Holder.

(a)                Conversion Right. At any time or times on or after the Issuance Date up to and including the Maturity Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Price (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)               Conversion Formula. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)                 “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid Interest with respect to such portion of the Principal amount, in an amount as determined by the Holder.

(ii)               “Conversion Price” means, as of any Conversion Date or other date of determination, a) if warrants previously issued to Hudson Bay Master Fund are outstanding on the Conversion Date, $2.44 per share; or b) if no warrants previously issued to Hudson Bay Master Fund are outstanding on the Conversion Date, the fair market value of the Company’s common stock on the date funds are accepted by the Company which shall be the date of the note.

(iii)             “Conversion Date” means the date conversion is requested by the Holder. Conversion may be requested at anytime up to and including the Maturity Date.

(c)                Mechanics of Conversion.

(i)                 Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any “Conversion Date”, the Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., Pacific time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. The Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 8). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or email an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice, the Company shall cause the Transfer Agent to issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a restricted certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion pursuant to this Section and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)               Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Note without breaching the Company’s obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

4.      RESERVATION OF AUTHORIZED SHARES

The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for the Note sufficient to convert 100 percent of the principle and interest at the Maturity Date. So long as any of the Note is outstanding, the Company shall take all action reasonably necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note and accrued interest, the number of shares required to be reserved by the previous sentence (the “Required Reserve Amount”).

5.      VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law).

6.      RANK. All payments due under this Note (a) shall rank pari passu with all Notes issued with the same rank (“Other Notes”), and (b) shall be senior to all other Indebtedness of the Company except assets securing specific liens relating to those assets, and Collateral assigned to Silicon Valley Bank which holds the senior security interest on all of the Company’s assets in connection with balances outstanding on the Company’s revolving line of credit.

7.      SECURITY. This Note and the Other Notes are secured by the assets of the Company including its intellectual property assets (“Collateral”) excluding assets securing specific liens, and is in second position to Silicon Valley Bank which has a perfected senior position to the Collateral to secure outstanding balances on its revolving credit facilities with the Company.

8.      LOST, STOLEN OR MUTILATED NOTE. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and indemnification shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

9.      CURRENCY. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars.

10.  CANCELLATION. After all Principal and accrued Interest owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

11.  GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
Name: David W. Dunlap Title: Chief Financial Officer

EXHIBIT I

Socket Mobile, INC.
CONVERSION NOTICE

Reference is made to the Subordinated Convertible Note (the “Note”) issued to the undersigned by Socket Mobile, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:
Aggregate Principal to be converted:
Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:
AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Tax ID:
Facsimile Number:
Holder:
By:
Title:	Dated:

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust to issue the above indicated number of shares of Common Stock.

SOCKET MOBILE, INC.

By:
Name: Title: